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                        [LETTERHEAD OF KIRKLAND & ELLIS]


                                 June 26, 1996


Buckeye Cellulose Corporation
1001 Tillman Street
Memphis, Tennessee 38108

      Re:  Buckeye Cellulose Corporation
           Registration Statement on Form S-3
           Registration No. 333-05139

Ladies and Gentlemen:

     We have acted as special counsel to Buckeye Cellulose Corporation, a Delaware corporation (the "Company"), in connection with the proposed registration by the Company of up to 3,045,157 shares of the Company's Common Stock, par value $.01 per share (the "Shares") pursuant to a Registration Statement on Form S-3 filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act") (such Registration Statement, as amended or supplemented and together with any registration statement referred to in the succeeding sentence, is hereinafter referred to as the "Registration Statement"). This opinion also relates to any registration statement in connection with this offering that is to be effective upon filing pursuant to Rule 462(b) under the Act, and the term "Shares" as used herein includes any additional shares of the Company's Common Stock registered pursuant to such subsequently filed registration statement.

     In that connection, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary for the purposes of this opinion, including (i) the Amended and Restated Certificate of Incorporation and By-Laws of the Company, (ii) minutes and records of the corporate proceedings of the Company with respect to the Shares, (iii) the Registration Statement and exhibits thereto, (iv) the form of underwriting agreement (the "Underwriting Agreement") to be entered into among the Company, Madison Dearborn Capital Partners, L.P., Salomon Brothers Inc, Merrill Lynch, Pierce, Fenner & Smith Incorporated, PaineWebber Incorporated and Morgan Keegan & Company, Inc., as representatives of the underwriters, and (v) such other documents and instruments as we have deemed necessary for the expression of the opinions contained herein.
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Buckeye Cellulose Corporation
June 26, 1996
Page 2



     For purposes of this opinion, we have assumed the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as copies and the authenticity of the originals of all documents submitted to us as copies. We have also assumed the genuineness of the signatures of persons signing all documents in connection with which this opinion is rendered, the authority of such persons signing on behalf of the parties thereto and the due authorization, execution and delivery of all documents by the parties thereto other than the Company. As to any facts material to the opinions expressed herein which we have not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Company and others.

     Our opinion expressed below is subject to the qualifications that we express no opinion as to the applicability of, compliance with, or effect of any laws except the laws of the State of Illinois, the State of New York, the General Corporation Law of the State of Delaware and the federal laws of the United States of America.

     Based upon and subject to the foregoing qualifications, assumptions and limitations and the further limitations set forth below, we are of the opinion that the Shares have been duly authorized by all necessary corporate action and are validly issued, fully paid and nonassessable.

     We hereby consent to the filing of this opinion with the Commission as
Exhibit 5.1 to the Registration Statement. We also consent to the reference to our firm under the heading "Legal Matters" in the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

     This opinion is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein. We assume no obligation to revise or supplement this opinion should the present laws of the States of Illinois, New York or Delaware or the federal law of the United states be changed by legislative action, judicial decision or otherwise.

     We do not find it necessary for the purposes of this opinion, and accordingly we do not purport to cover herein, the
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Buckeye Cellulose Corporation
June 26, 1996
Page 3



application of the securities or "Blue Sky" laws of the various states to the issuance of the Shares.

     This opinion is furnished to you in connection with the filing of the Registration Statement and is not to be used, circulated, quoted or otherwise relied upon for any other purpose.

                                       Very truly yours,

                                       /s/ Kirkland & Ellis

                                       KIRKLAND & ELLIS